FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 19, 2008

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                   33-19107                                         8-2780733

           (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

           incorporation or  organization)                  file number)                  Identification Number)

23399 Commerce Dr. Ste 1-B

Farmington Hills, MI 48335

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 994-0099

Item 8.01   Other Events

Effective July 25, 2008, the Board of Directors of LBO Capital Corp. (the "Registrant") adopted a resolution extending the exercise period of the Registrant's Callable Class A Common Stock Purchase Warrants ("Class A Warrants"), the Callable Class B Common Stock Purchase Warrants ("Class B Warrants") and the Callable Class C Common Stock Purchase Warrants ("Class C Warrants").

The Class A Warrants, which were extended to expire on July 25, 2008, were extended to January 25, 2009.  Each Callable Class A Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.50 each share and an be exercised at any time prior to the extended expiration date.

The Class B Warrants, which were extended to expire on various dates, the latest being July 25, 2008, were extended to January 25, 2009.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $.75 each share and can be exercised at any time prior to the extended expiration date.

The Class C Warrants, which were extended to expire on various dates, the latest being July 25, 2008, were extended to January 25, 2009.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $1.00 each share and can be exercised at any time prior to the extended expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 19, 2008

                                                                               LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

       Thomas W. Itin, President